SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT: September 9, 2002
(Date of earliest event reported)

ADVANCED VIRAL RESEARCH CORP.
(Exact name of registrant as specified in its charter)

Delaware	33-2262-A	59-2646820

(State or other jurisdiction of incorporation	(Commission File Number	(IRS Employer Identification No.)

200 Corporate Boulevard South, Yonkers, New York 10701 (914) 376-7383

(Address and telephone number of Registrant’s principal executive offices)

(Registrant’s former name and address)

SIGNATURES
Securities Purchase Agreement
Form of Warrant
Registration Rights Agreement
Press Release

ITEM 5. OTHER EVENTS

     On September 9, 2002, the Registrant entered into a Securities Purchase Agreement with certain investors (the “Purchasers”), pursuant to which the Registrant issued and sold to the Purchasers on September 10, 2002, 21,500,000 of shares of its common stock, par value $.00001 per share for total gross proceeds of $3,010,000, or $.14 per share, and issued to the Purchasers warrants to purchase an aggregate of 16,125,000 shares of our common stock (the “Warrants”), which are exercisable for five years from the date of issuance at an exercise price equal to $.25, subject to adjustment as provided in the Warrants.

     An adjustment provision in the Warrants provides that 60 trading days following the original issue date of the Warrants (the “First Determination Date”), a certain number of Warrants shall become exercisable at $.001. The number of shares for which the Warrants are exercisable at $.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price (“VWAP”) of the Registrant’s common stock for the 60 trading days preceding the First Determination Date and (ii) 21,500,000. Upon 120 trading days following the original issue date of the Warrants (the “Second Determination Date”), a certain number of remaining Warrants shall become exercisable at $.001. The number of shares for which the Warrants are exercisable at $.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the VWAP of our common stock for the 60 trading days preceding the Second Determination Date and (ii) 21,500,000. No adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $.14 or greater.

     In addition, pursuant to an Engagement Letter dated as of September 6, 2002 between the Registrant and its placement agent, H.C. Wainwright & Co., Inc. (“HCW”), the Registrant issued to HCW 1,032,000 shares of its common stock and paid HCW a placement fee of $150,500 for services rendered by HCW in connection with the consummation of transactions contemplated by the Securities Purchase Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of September 9, 2002 between the Registrant and various purchasers.
10.2	Form of Warrant dated September 9, 2002 issued to various purchasers.
10.3	Registration Rights Agreement dated September 9, 2002 between the Registrant and various purchasers.
99.1	Press Release of the Registrant dated September 10, 2002.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VIRAL RESEARCH CORP. (Registrant)

Date: September 10, 2002	By:	/s/ Shalom Z. Hirschman, M.D.

Shalom Z. Hirschman, M.D. President, Chief Executive Officer